Exhibit 99 (j)(1)



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in this Registration Statement on Form N-1A for Third Avenue International Value Fund, a series of Third Avenue Trust.



PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 October 9, 2001